        As filed with the Securities and Exchange Commission on February 5, 2001
                                                      Registration No. 333-_____
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ___________________

                                SONICWALL, INC.
            (Exact name of registrant as specified in its charter)

            California                                 77-0270079
    (State or other jurisdiction                     (IRS Employer
  of incorporation or organization)                Identification No.)



              (Address of principal executive offices) (Zip Code)
                              ___________________

                                SONICWALL, INC.
                      Phobos Corporation 1998 Stock Plan
                      Phobos Corporation 1999 Stock Plan
                        SonicWALL, Inc. 1998 Stock Plan
                           (Full title of the Plans)
                              ___________________

                                Sreekanth Ravi
                Chairman, President and Chief Executive Officer
                                SONICWALL, INC.
                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                    (Name and address of agent for service)
                                (408) 745-9600
         (Telephone number, including area code, of agent for service)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                 Title of Securities                    Amount           Proposed Maximum         Proposed Maximum        Amount of
                      to be                             to be             Offering Price         Aggregate Offering     Registration

                    Registered                       Registered (1)        per Share (2)             Price (2)               Fee
                    ----------                       ----------            ---------                 -----                   ---

Phobos Corporation 1998 Stock Plan
----------------------------------
 Options to purchase Common Stock                                             N/A                       N/A                  N/A
 Common Stock (par value $0.001)                        942,104             $18.3125               $17,252,279.50        $ 4,313.07

Phobos Corporation 1998 Stock Plan
----------------------------------
 Options to purchase Common Stock                                             N/A                       N/A                  N/A
 Common Stock (par value $0.001)                      1,179,516             $18.3125               $21,599,886.75        $ 5,399.98

SonicWall, Inc. 1998 Plan
----------------------------------
 Options to purchase Common Stock                                             N/A                       N/A                  N/A

 Common Stock no par value                            2,505,874             $18.3125               $45,888,817.63        $11,472.21

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Phobos Corporation 1998 Stock Plan and the Phobos Corporation 1999 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SonicWALL, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of SonicWALL Inc. on January 25, 2001.

                                    PART II


              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ----------------------------------------

         SonicWALL, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Current Report on Form 8-K/A, filed with the SEC on January 26, 2001;

         (b) The Registrant's Current Report on Form 8-K, filed with the SEC on November 27, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2000, filed with the SEC on November 13, 2000;

         (d) The Registrant's Current Report on Form 8-K, filed with the SEC on October 27, 2000;

         (e) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2000, filed with the SEC on August 11, 2000;

         (f) The Registrant's Current Report on Form 8-K, filed with the SEC on August 8, 2000;

         (g) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2000, filed with the SEC on May 15, 2000;

         (h) The Registrant's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1999, filed with the SEC on February 23, 2000; and

         (i) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on October 19, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Not required to be filed with this Registration Statement.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------
Exhibit Number        Exhibit
--------------        -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-03733 on Form 8-A12G, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1             Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

     23.2             Consent of Arthur Andersen LLP, Independent Public
                      Accounts

     23.3 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1 Form of Stock Option Agreement under the Phobos Corporation 1998 Stock Plan.

     99.2 Form of Stock Option Agreement under the Phobos Corporation 1999 Stock Plan.

Item 9.     Undertakings
            ------------

                A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Phobos Corporation 1998 Stock Plan and the Phobos Corporation 1999 Stock Plan.

                B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 5th day of February, 2001.


                              SONICWALL INC.


                              By: /s/ Sreekanth Ravi
                                 -----------------------------------------------
                                 Sreekanth Ravi
                                 Chairman, President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

           That the undersigned officers and directors of SonicWALL, Inc., a California corporation, do hereby constitute and appoint Sreekanth Ravi and Michael J. Sheridan, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature             Title                                     Date
---------             -----                                     ----

/s/ Sreekanth Ravi
--------------------  President, Chief Executive Officer       February 5, 2001
Sreekanth Ravi        and Director (Principal
                      Executive Officer)

/s/ Michael J. Sheridan
--------------------  Chief Operating Officer and Chief        February 5, 2001
Michael J. Sheridan   Financial Officer (Principal
                      Financial and Accounting Officer)

Signature            Title                                         Date
---------            -----                                         ----

/s/ Sudhakar Ravi
--------------------  Chief Technical Officer and Director     February 5, 2001
Sudhakar Ravi

/s/ Charles Kissner
--------------------  Director                                 February 5, 2001
Charles Kissner


/s/ Robert Williams   Director                                 February 5, 2001
--------------------
Robert M. Williams


/s/ David Shrigley    Director                                 February 5, 2001
--------------------
David Shrigley

/s/ Ronald E. Heinz   Vice President, Worldwide Sales          February 5, 2001
--------------------  and Director
Ronald E. Heinz

/s/ Cary Thompson
--------------------  Director                                 February 5, 2001
Cary Thompson

                                 EXHIBIT INDEX

Exhibit Number  Exhibit
--------------  -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-03733 on Form 8-A12G, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP.

     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2       Consent of  Arthur Andersen LLP, Independent Public Accountants.

     23.3 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1 Form of Stock Option Agreement under the Phobos Corporation 1998 Stock Plan.

    99.2 Form of Stock Option Agreement under the Phobos Corporation 1999 Stock Plan.